UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 PrincetonSouth Corporate Center Suite 180 Ewing, New Jersey	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 14, 2013, the Audit Committee of the Board of Directors of the Company, following a review of the Company’s accounting policies and based on the recommendation of management, and after consultation with KPMG LLP, the Company’s independent registered public accounting firm, determined that the Company’s unaudited interim financial statements for the quarter ended March 31, 2013 should no longer be relied upon. Accordingly, investors should not rely upon the Company’s financial statements for the quarter ended March 31, 2013. The Company intends to file an amendment to its Form 10-Q quarterly report for the quarter ended March 31, 2013 as soon as possible.

In connection with the Company’s review of the accounting with respect to the final closing of the Company’s private placement in April 2013, the Company determined that the obligation to issue additional shares of common stock and warrants to certain existing stockholders who participated in early closings of this financing existed as of March 31, 2013. This contractual obligation represented a derivative liability that should have been recorded at its estimated fair value of $6,725,797 as of March 31, 2013. The Company will restate its previously filed interim financial statements for the first quarter of 2013. This restatement will have the effect of increasing the net loss for the 2013 first quarter by $6,725,797.

The Company’s management, the Audit Committee and the full Board of Directors intend to review the effectiveness of the Company’s internal controls over financial reporting and its disclosure controls and procedures in the course of completing the restatement process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By: /s/ Fred M. Powell Fred M. Powell, Vice President and Chief Financial Officer

Date: August 14, 2013